Exhibit 10.14F

BANC OF CALIFORNIA, INC.

2013 OMNIBUS STOCK INCENTIVE PLAN

NON-QUALIFIED OPTION AGREEMENT

(FOR NON-EMPLOYEE DIRECTORS)

NQSO NO.

This Option is granted pursuant to this Nonqualified Option Agreement (the “Agreement”) on             , 20     (the “Grant Date”) by Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.), a Maryland corporation (the “Company”), to                      (the “Optionee”), in accordance with the following terms and conditions, in connection with the Optionee’s service as a [non-employee director of [the Company] [Banc of California, N.A. (the “Bank”)]] [non-employee manager of The Palisades Group LLC (“TPG”)]:

1.      Option Grant and Exercise Period. The Company hereby grants to the Optionee a Nonqualified Option (“Option”) to purchase, pursuant to the Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.) 2013 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions therein and hereinafter set forth, an aggregate of                  Shares (the “Option Shares”) of Common Stock at the price of $         per Share (the “Exercise Price”). A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Agreement. Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

This Option shall vest and become exercisable only during the period (the “Exercise Period”) commencing on the date(s) set forth in Section 2 below, and ending at 5:00 p.m., Pacific time, on the date 10 years after the Grant Date (the “Expiration Date”) subject to earlier vesting and/or earlier expiration pursuant to Sections 6 and 8 below.

2.      Vesting of this Option. Subject to Sections 6 and 8 below, the Option Shares shall become vested and exercisable during the Exercise Period with respect to not more than the cumulative number of Option Shares set forth below on or after the date(s) indicated:

Option Shares Exercisable	Date Exercisable

[20% of Option Shares]	[1st anniversary of Grant Date]

[40% of Option Shares]	[2nd anniversary of Grant Date]

[60% of Option Shares]	[3rd anniversary of Grant Date]

[80% of Option Shares]	[4th anniversary of Grant Date]

[100% of Option Shares]	[5th anniversary of Grant Date]

3.      Method of Exercise of this Option. To the extent vested, this Option may be exercised by giving written notice to the Company, as hereinafter provided, specifying the number of Option Shares to be purchased. The notice of exercise of this Option shall be in the form prescribed by the Committee and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Company. Such notice shall be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) by certified or bank check or such other instrument as the Company may accept, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (iii) by instructing the Company to withhold a number of Shares having an aggregate Fair Market Value (based on the Fair Market Value of the Shares on the date of exercise) equal to the product of (A) the Exercise Price and (B) the number of Option Shares in respect of which this Option shall have been exercised, or (iv) by a combination of (i) and (ii) and (iii). Promptly after such payment, subject to Section 4 below, the Company shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the Shares so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law. In lieu of issuing a certificate or certificates representing the Shares so purchased, the Company may cause such Shares to be credited to a book entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Optionee or other person exercising this Option, including any joint owner as provided in the immediately preceding sentence. For the avoidance of doubt, a fractional Share shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share, such fraction shall (unless the Committee determines otherwise) be disregarded.

4.      Delivery and Registration of Shares.  The Company’s obligation to deliver Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation that the Optionee or any other person to whom such Shares are to be delivered is acquiring the Shares without a view to the distribution thereof. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation. The Company shall not be required to deliver any Shares upon exercise of this Option prior to (i) the listing or approval for listing upon notice of issuance of the Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares under any state or federal law, rule or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, determine necessary or advisable, and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. This Option and the obligation of the Company to deliver the Shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

5.      Nontransferability of this Option.  This Option may not be sold, transferred, pledged assigned or otherwise alienated or hypothecated, other than, for no value or consideration: (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Optionee’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). This Option shall be exercisable, subject to the terms of the Plan, only by the Optionee, the guardian or legal representative of such Optionee, or any person to whom such Option is permissibly transferred pursuant to this Section 5, it being understood that the term “Optionee” includes such guardian, legal representative and other transferee; provided, however, that the terms “Termination of Employment” (as defined in the Plan) and “Qualifying Termination of Service” shall continue to refer to the Termination of Employment or Qualifying Termination of Service (as defined in Section 6 below) of the original Optionee.

The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person acting with the legal authority of the Optionee or to whom this Option is transferred in accordance with this Section 5.

6.      Termination of Employment; Qualifying Termination of Service.  (a) The treatment of this Option upon and following a Termination of Employment of the Optionee shall be as and to the extent provided in Section 5(j) of the Plan; provided, however, that in the event of a Qualifying Termination of Service, regardless of whether such event also constitutes a Termination of Employment of the Optionee, the treatment of this Option shall be as and to the extent provided in this Section 6. In the event of a Qualifying Termination of Service, this Option, to the extent not theretofore vested, shall vest in full and shall remain exercisable at any time until the earlier of (A) the one (1) year anniversary date of such event and (B) the Expiration Date, subject to and conditioned upon the Optionee signing and delivering (and not revoking) to the Company a general release and waiver (substantially in the form attached as Exhibit A) (the “Release”) and provided that this Option shall not become exercisable to the extent it has previously been exercised or otherwise terminated.

A “Qualifying Termination of Service” shall be deemed to occur (i) upon the voluntary retirement or resignation of the Optionee as a director of [the Company] [the Bank] [as a member of the Board of Managers of TPG], provided that written notice of retirement or resignation shall have been provided to [the Company] [the Bank] [TPG] (and a copy also provided to the Board of the Company) at least one (1) year (or such shorter period as the Board of the Company shall deem to be adequate under the then prevailing circumstances) in advance of the intended retirement or resignation date; (ii) upon the expiration of the Optionee’s term of service as a director [manager] if the Optionee shall not have been nominated by the Board of [Directors of the Company] [Directors of the Bank] [Managers of TPG] for re-election as a director of [the Company] [the Bank] [manager of TPG], provided that such determination by the applicable board shall not have occurred for reasons of actual or alleged malfeasance, breach of fiduciary duty or other wrongdoing by the Optionee; or (iii) if nominated for re-election, upon the expiration of the Optionee’s term of service as a director of [the Company] [the Bank] [manager of TPG] if the Optionee shall have not been re-elected by [the Company’s stockholders][the Bank’s stockholder][the member of TPG].

(b) In consideration of the benefits conferred to the Optionee upon a Qualifying Termination of Service, in addition to signing and delivering the Release, the Optionee hereby agrees as follows:

(i)	The Optionee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Optionee during the Optionee’s service with the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Optionee in violation of this Agreement). After termination of the Optionee’s service with the Company, the Optionee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it or as may be required by applicable law, court order, a regulatory body or arbitrator or other mediator.

(ii)	During the [two-]year period following a Qualifying Termination of Service (the “Restricted Period”), the Optionee will not, directly or indirectly, on behalf of the Optionee or any other person, within the Territory, become associated with, whether as a principal, partner, director, officer, employee, consultant, agent, representative or stockholder (other than as a holder of [10]% or less of the outstanding voting shares of any publicly traded company), a Competitor. For purposes of this Section 6(b)(ii): (x) a “Competitor” shall mean any company, firm or other entity that is engaged in any of the lines of business conducted by the Company and its subsidiaries as of the date of the Qualifying Termination of Service; and (y) “Territory” shall mean the regions of the United States of America where the Company conducts a material portion of its business. The terms and provisions of this Section 6(b)(ii) are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the restrictions on the Optionee imposed by this Section 6(b)(ii) are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 6(b)(ii) unreasonable in duration or geographic scope or otherwise, the Optionee and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

During the Restricted Period, the Optionee shall not, directly or indirectly, solicit or encourage any person to leave his or her employment with the Company or any of its subsidiaries or assist in any way with the hiring of any Company employee (or any employee of any of the Company’s subsidiaries) by any other business.

The Optionee acknowledges that the Company would be irreparably injured by a violation of this Section 6(b)(ii) and the Optionee or the Company, as applicable, agrees that the Company or the Optionee, as applicable, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled, without posting a bond, to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Optionee or the Company (including its officers and directors), as applicable, from any actual or threatened breach of this Section 6(b)(ii).

(iii)	For a period of at least one year following a Qualifying Termination of Service, the Optionee agrees to be available, solely in an advisory capacity and for no further compensation, to the Board of [Directors of the Company] [Directors of the Bank] [Managers of TPG] to consult with as reasonably requested by such board.

7.      Adjustments.  In the event of a Corporate Transaction or Share Change, the Option shall be adjusted as and to the extent provided in Section 3(d) of the Plan.

8.      Effect of Change in Control.  Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control, this Option, to the extent not theretofore vested, shall vest in full; provided, however, that this Option shall not become exercisable to the extent that it has previously been exercised or otherwise terminated.

9.      Stockholder Rights not Granted by this Option.  The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Company or to notice of meetings of stockholders or to notice of any other proceedings of the Company. The Optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to this Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Optionee (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) of the Plan and Section 4 hereof, and (iii) has paid in full for such Shares.

10.      Withholding Tax.  The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to this Option.

11.      Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s current address according to the Company’s personnel files. Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

12.      Clawback.  Any Shares or cash proceeds received in respect of the Option granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time.

13.      Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or the Optionee’s legal representatives with regard to any question arising hereunder or under the Plan.

14.      Optionee Service.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or service at any time, nor confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

15.      Severability.  The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

16.      Governing Law; Headings.  This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

17.      Amendment.  This Agreement may be amended or modified by the Committee at any time; provided, that, no amendment or modification that materially impairs the rights of the Optionee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the Option granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18.      Optionee Acceptance; Counterparts.  The Optionee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 11 above. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANC OF CALIFORNIA, INC.

By:

ACCEPTED

(Street Address)

(City, State and Zip Code)

Exhibit A

GENERAL RELEASE

1.	In consideration of the benefits conferred to (the “Optionee”) under the Nonqualified Option Agreement, dated as of , 20 (the “Agreement”), by and between the Optionee and Banc of California, Inc. (the “Company”), upon a Qualifying Termination of Service (as defined in the Agreement), the Optionee for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively “Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharge the Company and its subsidiaries, affiliates and divisions (the “Affiliated Entities”) and their respective predecessors and successors and their respective, current and former, trustees, officers, directors, partners, shareholders, agents, employees, consultants, independent contractors and representatives, including without limitation all persons acting by, through, under or in concert with any of them (collectively, “Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age [(including the Age Discrimination in Employment Act of 1967)][1], national origin, religion, disability, or any other unlawful criterion or circumstance, relating to the Optionee’s service through the date of such Qualifying Termination of Service or termination of such service, which the Optionee and Releasors had, now have, or may have in the future against each or any of the Releasees from the beginning of the world until the date hereof (the “Execution Date”).

2.	[The Optionee acknowledges that: (i) this entire General Release is written in a manner calculated to be understood by him; (ii) he has been advised to consult with an attorney before executing this General Release; (iii) he was given a period of [forty-five][twenty-one] days within which to consider this General Release; and (iv) to the extent he executes this General Release before the expiration of the [forty-five][twenty one]-day period, he does so knowingly and voluntarily and only after consulting his attorney. The Optionee shall have the right to cancel and revoke this General Release during a period of seven days following the Execution Date, and this General Release shall not become effective, and no money shall be paid hereunder, until the day after the expiration of such seven-day period. The seven-day period of revocation shall commence upon the Execution Date. In order to revoke this General Release, the Optionee shall deliver to the Company, prior to the expiration of said seven-day period, a written notice of revocation. Upon such revocation, this General Release shall be null and void and of no further force or effect.][2]

[1]	Only if ADEA is applicable.
[2]	Only if ADEA is applicable.

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3.	Notwithstanding anything else herein to the contrary, this General Release shall not affect: the obligations of the Company set forth in the Agreement or other obligations that, in each case, by their terms, are to be performed after the date hereof (including, without limitation, obligations to the Optionee under any other stock option, stock award or agreements or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); obligations to indemnify the Optionee respecting acts or omissions in connection with the Optionee’s service as a director, officer or employee of the Affiliated Entities; obligations with respect to insurance coverage under any of the Affiliated Entities’ (or any of their respective successors) directors’ and officers’ liability insurance policies; or any right the Optionee may have to obtain contribution in the event of the entry of judgment against the Optionee as a result of any act or failure to act for which both the Optionee and any of the Affiliated Entities are jointly responsible.

4.	This General Release shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Maryland, without reference to its principles of conflict of laws.

5.	The Optionee represents and warrants that he is not aware of any claim by him other than the claims that are released by this General Release. The Optionee further acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of this General Release and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and the Optionee’s decision to enter into it. Nevertheless, the Optionee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts and the Optionee hereby expressly waives any and all rights and benefits confirmed upon him by the provisions of California Civil Code Section 1542, which provides as follows:

6.	“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

7.	Being aware of such provisions of law, the Optionee agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect in any other jurisdiction determined by a court of competent jurisdiction to apply.

8.	It is the intention of the parties hereto that the provisions of this General Release shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of the General Release. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this General Release shall be deemed amended to delete or modify as necessary the invalid or unenforceable provisions to alter the balance of this General Release in order to render the same valid and enforceable.

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9.	This General Release may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to the General Release.

10.	In the event of the breach or a threatened breach by the Optionee of any of the provisions of this General Release, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof without posting a bond or other security.

11.	Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned parties have executed this General Release.

BANC OF CALIFORNIA, INC.

By:
[name]
[title]

OPTIONEE

Voluntarily Agreed to and Accepted this day of 20

[ ]

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